UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

VIMEO, INC.

(Exact name of registrant as specified in charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

330 West 34th Street, 5th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 524-8791

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2023, Nabil Mallick informed the Board of Directors (the “Board”) of Vimeo, Inc. (the “Company”) of his decision to resign as a member of the Board and the Compensation & Human Capital Management Committee of the Board, effective immediately. Mr. Mallick’s decision was not based on any disagreement with the Company, its management, the Board or any committee of the Board.

“It’s been a privilege to serve on the Vimeo Board over the past two-and-a-half years,” said Mr. Mallick, a General Partner at Thrive Capital. “The Vimeo team has been and continues to be acutely focused on its mission of connecting us together through the video experience. I’m proud of the company’s accomplishments and, together with the Thrive team, look forward to the company’s future success.”

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIMEO, INC.

By:	/s/ Jessica Tracy
Name:	Jessica Tracy
Title:	SVP, Interim General Counsel & Secretary

Date: October 23, 2023